UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2025

Alnylam Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36407	77-0602661
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

675 West Kendall Street

Henri A. Termeer Square

Cambridge, MA 02142

(Address of principal executive offices, including zip code)

(617) 551-8200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	ALNY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 30, 2025 (the “Closing Date”), Alnylam Pharmaceuticals, Inc. (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) among the lenders party thereto, Bank of America, N.A., as Administrative Agent, and the other parties named therein.

The Credit Agreement provides for a $500.0 million revolving line of credit (the “Revolving Credit Facility”), including a $150.0 million letter of credit sublimit. The Credit Agreement provides that the Company has the right at any time and from time to time to incur one or more incremental revolving commitments and/or incremental term loans, subject to certain customary conditions and other requirements. The lenders under the Credit Agreement are not obligated to provide any such incremental loans or commitments. Certain letters of credit issued on behalf of the Company by the lenders prior to the Closing Date are deemed issued under the Credit Agreement and will remain outstanding as of the Closing Date. The proceeds of the loans under the Credit Agreement may be used for working capital and general corporate purposes.

At the Company’s option, and subject to certain conditions, borrowings bear interest at a base rate, a term Secured Overnight Financing Rate (“SOFR”) rate or an alternative currency term rate, plus, in each case, an applicable margin based upon the Company’s Total Leverage Ratio (as defined in the Credit Agreement). For borrowings that bear interest at a term SOFR rate, the applicable margin is a per annum amount equal to an amount between 1.50% and 2.50% (depending on the Company’s Total Leverage Ratio). Interest is payable quarterly in arrears with respect to borrowings bearing interest at the alternate base rate or on the last day of an interest period, but at least every three months, with respect to borrowings bearing interest at a term SOFR rate or an alternative currency term rate. The Company is also required to pay on a quarterly basis a commitment fee in a per annum amount equal to an amount between 0.20% to 0.35% (depending on the Company’s Total Leverage Ratio) of unused available commitments under the Revolving Credit Facility. The Company is also obligated to pay the Administrative Agent fees customary for revolving credit facilities of this size and type.

The obligations under the Credit Agreement are required to be guaranteed by certain of the Company’s material domestic subsidiaries and are secured by substantially all of the assets of the Company and such subsidiary guarantors, subject to customary exceptions. The liens and security are released if the Collateral Release Event (as defined in the Credit Agreement) occurs. Thereafter, the liens and security are reinstated if a Collateral Reinstatement Event (as defined in the Credit Agreement) occurs.

The Credit Agreement contains customary affirmative and negative covenants and conditions to borrowing, as well as customary events of default. In addition, the Credit Agreement contains a financial covenant that requires the Company to maintain a Total Net Leverage Ratio less than or equal to 3.75:1.00 and an interest coverage ratio that requires the Company to maintain a Consolidated Interest Coverage Ratio (as defined in the Credit Agreement) greater than or equal to 3.00:1.00, each tested at the end of each fiscal quarter. The Total Net Leverage Ratio is subject to a 0.50:1.00 step-up for four fiscal quarters following a Material Acquisition (as defined in the Credit Agreement) and subject to the other conditions contained in the Credit Agreement.

Revolving loans under the Credit Agreement may be borrowed, repaid and reborrowed, without premium or penalty (subject to customary breakage costs), until their maturity date under the Credit Agreement (the “Maturity Date”), at which time all amounts borrowed must be repaid. The Maturity Date is currently September 30, 2030, but if the outstanding principal amount of any Springing Maturity Debt (as defined in the Credit Agreement) exceeds the greater of $630.0 million and 100% of the Company’s Consolidated EBITDA (as defined in the Credit Agreement) on any date that is 91 days prior to the final scheduled maturity date of such Springing Maturity Debt, then the Maturity Date will be the date that is 91 days prior to the earliest scheduled maturity date of such Springing Maturity Debt, unless on such Springing Maturity Date (as defined in the Credit Agreement) (i) the Company’s Liquidity (as defined in the Credit Agreement) at such time is greater than 125% of the aggregate outstanding principal amount of such Inside Date Springing Maturity Debt (as defined in the Credit Agreement) or (ii) the Company’s Total Leverage Ratio does not exceed 2.00 to 1.00 on a pro forma basis for the most recently ended Test Period (as defined in the Credit Agreement).

The foregoing is only a summary of the material terms of the Credit Agreement and does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Credit Agreement, dated September 30, 2025, among Alnylam Pharmaceuticals, Inc., the lenders party thereto, Bank of America, N.A., as Administrative Agent, and the other parties named therein.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 3, 2025

ALNYLAM PHARMACEUTICALS, INC.

By:	/s/ Jeffrey V. Poulton
Jeffrey V. Poulton
Executive Vice President, Chief Financial Officer